                                                                    EXHIBIT 23.4



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report incorporated by reference in the registration statements of WANG Laboratories, Inc. and subsidiaries registration statements on Form S-3 (File No. 333-06611) and on Form S-3/A (File Nos. 333-19789, 333-27971 and 333-27969) of our report dated November 7, 1997 on the audited financial statements of Olivetti Corporation of Japan as of September 30, 1997, and for the nine months then ended which report is included in this Form 8-K/A.



ARTHUR ANDERSEN




Tokyo, Japan
May 26, 1998